Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS 29% INCREASE IN EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—April 22, 2008 – Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $3.5 million for the first quarter of 2008, an increase of $771 thousand or 28.6 percent.  Diluted earnings per share for the first quarter were $0.41, as compared to $0.32 reported in the same quarter of 2007.  The annualized return on average assets was 1.02 percent for the first quarter of 2008 as compared to 0.84 percent for the first quarter of 2007.  The annualized return on average equity was 12.81 percent and 10.28 percent for the first quarters of 2008 and 2007, respectively.
Frank A. Kissel, Chairman and CEO, stated, “We are very pleased with the results we produced in the first quarter of 2008, which demonstrates the merits of our long-term business plan.  Our strategy to shift our loan mix toward higher yielding commercial credits from residential mortgages along with the lower interest rate environment has produced higher net interest income and net interest margin.”  The Corporation experienced several positive developments during the first quarter including:
•	Total commercial loans increased $107.1 million, or 32.8 percent since March 31, 2007.

•
Net interest margin was 3.34 percent in the first quarter of 2008, an increase of 52 basis points as compared to the first quarter of 2007 and an increase of 13 basis points as compared to the fourth quarter of 2007.

•	Total deposits increased to $1.2 billion, an increase of $64.4 million, or 5.5 percent since March 31, 2007.
•	We opened a new, full-service branch on Green Village Road in Chatham Township, replacing the old Shunpike Branch.
•	Revenues from trust income increased 16.0 percent over the same quarter in 2007.
EARNINGS
Net Interest Income

On a fully tax-equivalent basis, net interest income was $10.8 million in the first quarter of 2008, an increase of $2.2 million or 26.0 percent from the same quarter last year and an increase of $553 thousand or 5.4 percent over the fourth quarter of 2007.  The net interest margin, on a fully tax-equivalent basis, was 3.34 percent for the first quarter of 2008 as compared to 2.82 percent for the same period last year and 3.21 percent for the fourth quarter of 2007.
The yield on earning assets was 5.76 percent for the first quarter of 2008 and 5.77 percent for the same quarter of 2007 while the cost of interest-bearing liabilities declined 65 basis points from 3.63 percent in the first quarter of 2007 to 2.98 percent in the first quarter of 2008.

Average loans continued to grow at a strong pace, averaging $982.6 million in the first quarter of 2008, an increase of $111.7 million or 12.8 percent over the first quarter of 2007.  During this period, the average commercial mortgage portfolio grew $70.8 million or 41.3 percent, while average commercial construction loans and average commercial loans rose $13.6 million or 31.5 percent and $27.8 million or 26.7 percent, respectively.  During the past year, the Corporation has been gradually changing the total loan mix toward higher yielding commercial and construction loans.  Yields on loans declined by seven basis points to 5.99 percent for the first quarter of 2008 when compared to the same period of 2007 due to competitive pressure and lower market rates experienced in the first quarter of 2008.
For the first quarter of 2008, average investments declined $50.1 million when compared to the first quarter of 2007 and yields on investments increased 19 basis points to 5.21 percent over the same period.  In 2007 and the first quarter of 2008, the Corporation followed a strategy of investing the proceeds of maturing and sold securities into higher yielding loans.
For the first quarter of 2008, average deposits totaled $1.20 billion, an increase of $56.9 million or 5.0 percent, from the same quarter of 2007, while average rates paid on interest-bearing deposits declined 68 basis points to 2.95 percent as compared to 3.63 percent for the same quarter of 2007.  The Federal Reserve Board reduced the fed funds target rate 200 basis points in the first quarter of 2008 and further interest rate reductions are possible.  We expect that any future rate cuts would further lower the cost of funds.
Average non-interest bearing demand deposits increased $5.6 million or 3.1 percent in the first quarter of 2008 from the year ago period.  While combined average balances of demand and savings accounts declined slightly, money markets and certificates of deposit continue to experience the fastest growth, averaging $406.1 million and $403.9 million, respectively.  Yields on money market products averaged 2.61 percent, while certificates of deposit yields averaged 4.46 percent for the first quarter of 2008.
In the first quarter of 2008, average borrowings increased by $13.1 million to $41.0 million from $27.9 million in the same quarter of 2007.
Other Income
For the first quarter of 2008, other income totaled $934 thousand, as compared to $899 thousand for the first quarter of 2007, an increase of $35 thousand, or 3.9 percent.  The Corporation relocated the Shunpike Branch to a larger, full-service office on Green Village Road in Chatham Township in the first quarter of 2008, resulting in a loss on disposal of fixed assets of $99 thousand.   The Bank also invested in an additional $5 million of Bank Owned Life Insurance in the first quarter of 2008 and realized additional income of $53 thousand.
Net securities gains of $310 thousand and $162 thousand were recognized in the first quarter of 2008 and 2007, respectively.  Included in securities gains during the first quarter of 2008 was a gain of $81 thousand from the mandatory redemption of Class B Visa shares in conjunction with Visa’s initial public offering.

PGB Trust and Investments
PGB Trust and Investments generated $2.5 million in fee income in the first quarter of 2008, an increase of $343 thousand or 16.0 percent over the same quarter of 2007.  The increase reflects higher levels of overall business and higher estate fees.
Other Expenses
Other expense for the first quarter of 2008 was $8.6 million compared to $7.6 million reported for the same quarter of 2007.  Salary and benefit expense increased by $657 thousand to $4.9 million, primarily due to additions to professional staff, new branch personnel and higher group health insurance.  In addition, the Corporation recorded $101 thousand in stock-based compensation expense in the first quarter of 2008 as compared to $45 thousand in the same quarter of 2007.  For the first quarters of 2008 and 2007, premises and equipment expense was $2.0 million and $1.9 million, respectively, increasing $186 thousand or 10.0 percent from the year ago period, primarily due to the addition of the Summit and Green Village Branches.  During the first quarter of 2008, advertising expenses were $253 thousand as compared to $113 thousand for the same quarter in 2007.  All other expense categories totaled $1.4 million for the first quarter of 2008, an increase of $68 thousand, or 5.1 percent, when compared to the same period in 2007.

ASSET QUALITY
At March 31, 2008, non-performing loans and other real estate owned totaled $5.5 million or 0.39 percent of total assets as compared to $6.0 million or 0.46 percent of total assets at March 31, 2007.
The allowance for loan losses was $7.8 million or 0.79 percent of total loans at March 31, 2008 as compared to $6.9 million or 0.78 percent of total loans at March 31, 2007.  There were net charge-offs of $153 thousand and net recoveries of $1 thousand in the first quarters of 2008 and 2007, respectively.
The provision for loan losses during the first quarter of 2008 was $430 thousand as compared to $125 thousand for the first quarter of 2007.  The higher provision reflects the increased percentage of commercial credits in relation to the entire loan portfolio.  Commercial credits carry a higher risk profile, which is reflected in Management’s determination of the proper level of the allowance for loan losses.
Peapack-Gladstone Bank has no sub-prime loans or other high-interest rate loans to consumers with impaired or non-existent credit histories in its loan portfolios.
CAPITAL
At March 31, 2008, shareholders’ equity totaled $105.7 million.  The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at March 31, 2008 were 8.39 percent, 11.94 percent and 12.76 percent, respectively.

The Corporation repurchased 22,300 of its common shares during the first quarter of 2008 under its stock buy back program.  A total of 104,700 shares have been repurchased since the program was originally announced in April 2005 and 45,300 shares are eligible to be repurchased under the program in the future.
Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.4 billion as of March 31, 2008.  Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties.  Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street.  To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions.  These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms.  Actual results may differ materially from such forward-looking statements.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, the effectiveness of its balance sheet restructuring initiative, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, failure to grow business, inability to manage growth in commercial loans, unexpected loan prepayment volume, unanticipated exposure to credit risks, insufficient allowance for loan losses, competition from other financial institutions, adverse effects of government regulation or different than anticipated effects from existing regulations, decline in the levels of loan quality and origination volume, decline in trust assets or deposits, and unexpected classification of securities to other-than-temporary impaired status.  Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2008	2007
Income Statement Data:
Interest Income	$18,345	$17,294
Interest Expense	7,831	8,970
Net Interest Income	10,514	8,324
Provision For Loan Losses	430	125
Net Interest Income After
Provision For Loan Losses	10,084	8,199
Trust Fees	2,485	2,142
Other Income	934	884
Securities Gains	310	162
Other Expenses	8,609	7,558
Income Before Income Taxes	5,204	3,829
Income Tax Expense	1,741	1,137
Net Income	$3,463	$2,692

Balance Sheet Data:
Total Assets	$1,395,836	$1,307,082
Federal Funds Sold and
Short-Term Investments	52,131	27,457
Securities Held To Maturity	42,819	52,987
Securities Available For Sale	232,997	276,195
Loans	983,358	882,574
Allowance For Loan Losses	7,777	6,894
Deposits	1,230,474	1,166,027
Borrowings	40,658	23,520
Shareholders’ Equity	105,693	105,568

Trust Division Assets under
Management (Market
Value, Not Included
Above)	$1,952,278	$1,944,274

Performance Ratios:
Return on Average Assets	1.02%	0.84%
Return on Average Equity	12.81	10.28

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months
	Ended
	March 31,
	2008	2007
Net Interest Margin
(Taxable Equivalent Basis)	3.34%	2.82%

Asset Quality:
Loans past due over 90 days
And Still Accruing	$-	$393
Non-Accrual Loans	4,506	5,651
Other Real Estate Owned	965	-
Net (Charge-Offs)/Recoveries	(153)	1

Asset Quality Ratios:
Allowance to Total Loans	0.79%	0.78%
Non-Performing Assets to
Total Assets	0.39	0.46

Per Share Data:
Earnings Per Share (Basic)	$0.42	$0.33
Earnings Per Share (Diluted)	0.41	0.32
Book Value Per Share	12.75	12.75
Dividends Per Share	0.16	0.15

Capital Adequacy:
Tier I Leverage	8.39%	8.37%
Tier I Capital to Risk-
Weighted Assets	11.94	15.51
Tier I & II Capital to
Risk-Weighted Assets	12.76	16.51

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2008			March 31, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$231,715	$2,983	5.15%	$282,137	$3,509	4.97%
Tax-Exempt (1) (2)	56,821	776	5.46	56,502	740	5.24
Loans (2) (3)	982,625	14,704	5.99	870,905	13,193	6.06
Federal Funds Sold	13,153	107	3.26	5,884	79	5.38
Interest-Earning Deposits	7,819	48	2.45	898	11	5.02
Total Interest-Earning
Assets	1,292,133	$18,618	5.76%	1,216,326	$17,532	5.77%
Noninterest-Earning Assets:
Cash and Due from Banks	20,809			23,127
Allowance for Loan
Losses	(7,463)			(6,770)
Premises and Equipment	26,473			24,406
Other Assets	28,436			26,642
Total Noninterest-Earning
Assets	68,255			67,405
Total Assets	$1,360,388			$1,283,731

LIABILITIES:
Interest-Bearing Deposits
Checking	$136,440	$210	0.62%	$136,941	282	0.82%
Money Markets	406,070	2,649	2.61	378,082	3,837	4.06
Savings	64,753	99	0.61	72,574	124	0.68
Certificates of Deposit	403,912	4,503	4.46	372,280	4,464	4.80
Total Interest-Bearing
Deposits	1,011,175	7,461	2.95	959,877	8,707	3.63
Borrowings	41,014	370	3.61	27,930	263	3.77
Total Interest-Bearing
Liabilities	1,052,189	7,831	2.98	987,807	8,970	3.63
Noninterest Bearing
Liabilities
Demand Deposits	185,818			180,247
Accrued Expenses and
Other Liabilities	14,267			10,967
Total Noninterest-Bearing
Liabilities	200,085			191,214
Shareholders’ Equity	108,114			104,710
Total Liabilities and
Shareholders’ Equity	$1,360,388			$1,283,731
Net Interest Income		$10,787			8,562
Net Interest Spread			2.78%			2.14%
Net Interest Margin (4)			3.34%			2.82%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	March 31, 2008			December 31, 2007
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$231,715	$2,983	5.15%	$251,018	$3,332	5.31%
Tax-Exempt (1) (2)	56,821	776	5.46	55,263	733	5.31
Loans (2) (3)	982,625	14,704	5.99	961,424	15,008	6.24
Federal Funds Sold	13,153	107	3.26	6,102	71	4.63
Interest-Earning Deposits	7,819	48	2.45	897	9	4.03
Total Interest-Earning
Assets	1,292,133	18,618	5.76%	1,274,704	$19,153	6.01%
Noninterest-Earning Assets:
Cash and Due from Banks	20,809			22,203
Allowance for Loan
Losses	(7,463)			(7,114)
Premises and Equipment	26,473			26,145
Other Assets	28,436			26,574
Total Noninterest-Earning
Assets	68,255			67,803
Total Assets	$1,360,388			$1,342,512

LIABILITIES:
Interest-Bearing Deposits
Checking	$136,440	$210	0.62%	$132,446	$238	0.72%
Money Markets	406,070	2,649	2.61	399,177	3,417	3.42
Savings	64,753	99	0.61	65,470	101	0.62
Certificates of Deposit	403,912	4,503	4.46	395,784	4,757	4.81
Total Interest-Bearing
Deposits	1,011,175	7,461	2.95	992,877	8,513	3.43
Borrowings	41,014	370	3.61	39,369	406	4.13
Total Interest-Bearing
Liabilities	1,052,189	7,831	2.98	1,032,246	8,919	3.46
Noninterest Bearing
Liabilities
Demand Deposits	185,818			189,384
Accrued Expenses and
Other Liabilities	14,267			12,357
Total Noninterest-Bearing
Liabilities	200,085			201,736
Shareholders’ Equity	108,114			108,525
Total Liabilities and
Shareholders’ Equity	$1,360,388			$1,342,512
Net Interest Income		$10,787			$10,234
Net Interest Spread			2.78%			2.55%
Net Interest Margin (4)			3.34%			3.21%

(1)	Average balances for available-for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include non-accrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.